Exhibit 99.T3B.4

(No. 2748866)

The Companies Acts 1985 to 1989

Articles of Association of EnQuest Heather Limited

Private Company Limited by Shares

(Adopted by special resolution passed on 10 December 1998 and revised by shareholder written resolution passed on 21 August 2003, 13 February 2004, 6 April 2010 and 24 October 2013)

PRELIMINARY

1.                                      In these articles:

“Act” means the Companies Act 1985 Including any statutory modification or re-enactment thereof for the time being In force; and

“Table A” means Table A In the Schedule to the companies (Tables A to F) Regulations 1985 (as amended by the Companies (Table A to F) (Amendment) Regulations 1985).

2.                                      The Company Is a private company. The regulations contained In Table A have Insofar as they are excluded or varied hereby, and the regulations hereinafter contained shall constitute the regulations of the Company. The regulations contained In Table A in the first schedule to the Companies Act 1985 shall apply to the Company.

GENERAL MEETINGS

3.                                      in regulation 38 of Table A, the following shall be substituted for the second paragraph:

“The notice shall specify the time and place of the meeting and, In the case of special business, the general nature of the business to be transacted and, In the case of an annual general meeting, shall specify the meeting as such. All business shall be deemed special that is transacted at an extraordinary general meeting, and also that is transacted at an annual general meeting, with exception of declaring a dividend, the consideration of the accounts, balance sheets, and the reports of the Directors and auditors, the election of Directors In the place of those retiring and the appointment of, and the fixing of the remuneration of, the auditors.”

In regulation 38 of Table A, the words “or a resolution appointing as a director” shall be deleted.

4.                                      With respect to any such resolution in writing as Is referred to In regulation 53 of Table A

4.1                               In the case of joint holders of a share the signature of any one of such joint holders shall be sufficient for the purposes of regulation 53; and

4.2                               In the case of a corporation which holds a share, the signature of any director or the secretary thereof shall be sufficient for the purposes of regulation 53.

5.

5.1                               A proxy shall be entitled to vote on a show of hands and regulations of Table A shall be modified accordingly.

5.2                               In regulation 62 of Table A (time for deposit of proxy) the words “not less than 48 hours”

and “not less than 24 hours” shall be deemed to be deleted.

DIRECTORS

6.                                      A director shall be entitled to vote as a director and be counted In the quorum In respect of any resolution concerning a matter In which he has, directly or Indirectly, an Interest or duty (whether or not it may conflict with the interests of the Company).  Regulations 94 to 98 (inclusive) of Table A shall not apply to the Company.

7.                                      The Company may have an official seal for use abroad under the provisions of the Act, where and as the directors shall determine, and the Company may by writing under the common seal appoint any agents or agent, committees or committee abroad to be the duly authorised agents of the Company, for the purpose of affixing and using any such official seal, and may Impose such restrictions on the use thereof as may be thought fit. Wherever In these articles reference is made to the common seal of the Company, the reference shall, when and so far as may be applicable, be deemed to include any such official seal as aforesaid.

APPOINTMENT AND RETIREMENT OF DIRECTORS

8.                                      The holder or holders for the time being of more than one half of the Issued ordinary shares of the Company shall have the power from time to time and at any time to appoint any person or persons as a director or directors either as additional directors or to fill any vacancy and to remove from office any director howsoever appointed. Any such appointment or removal shall be effected by an Instrument In writing signed by the member or members making the same or in the case of a member being a company signed on Its behalf by one of its directors and shall take effect upon lodgement at the registered office of the Company, or such date later than such lodgement as may be specified In the Instrument, Regulation 81 of the Table A shall be construed accordingly.

9.                                      Unless and until otherwise determined by the Company by ordinary resolution, either generally or In any specific case, no director shall require or be required to vacate his office as a director on or by reason of his attaining or having attained the age of seventy, and any director retiring or liable to retire under the provisions of these articles and any person proposed to be appointed a director shall be capable of being appointed or re appointed as a director notwithstanding that he has attained the age of seventy, and no special notice need be given of any resolution for the appointment or re-appointment as a director of a person who shall have attained the age of seventy, and no special notice need be given of any resolution for the appointment or re-appointment as a director of a person who shall have attained the age of seventy and it shall not be necessary to give the members notice of the age of any director or person proposed to be appointed or re appointed as such.

ROTATION OF DIRECTORS

10.                               The directors shall not be liable to retire by rotation, and accordingly regulations 73 to 77 (inclusive) and SO shall not apply to the Company, In regulation 78 of Table A the words “and may also determine the rotation In which any additional Directors are to retire” shall be deleted; and regulation 79 of Table A the second and third sentences thereof shall be deleted.

PROCEEDINGS OF DlRECTORS

11.                               Any director or member of a committee of the Board may participate In a meeting of the Directors or such committee by means of conference telephone or similar communications equipment whereby all persons participating In the meeting can hear each other and any Director or member of a committee participating In a meeting In this manner shall be deemed to be present in person at such meeting.

INDEMNITY

12.                               Every director or other officer of the Company shall be entitled to be Indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities which he may sustain or Incur In or about the execution of the duties of his office or otherwise In relation thereto, Including any liability incurred by him In defending any proceedings, whether civil or criminal, In which judgment Is given In his favour or In which he Is acquitted or In connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company. No director or other officer shall be liable for any loss, damage or misfortune which may happen or to be incurred by the Company in the execution of the duties of his office or In relation thereto. But this article shall only have effect Insofar as Its provisions are not avoided by the Act. Regulation 118 of Table A shall not apply to the company.

TRANSFER OF SHARES

13.                               Notwithstanding any other provision of these Articles of Association, shares registered in the name of any shareholder that has granted security over those shares to a bank or financial Institution pursuant to any finance agreement (“Finance Agreement”) may be freely transferred to:

13.1                        that bank or financial Institution (or any nominee of any such bank or financial Institution); or

13.2.                     any person who, as a result of the exercise of that bank or financial Institution’s legal rights under the Finance Agreement, purchases the shares from that shareholder.

14.                               The board of directors must register a transfer of shares made pursuant to article 13 upon receiving a request to register that transfer and shall not at any time delay In registering or suspend registration of any such transfer.

15.                               Notwithstanding any other provision of these Articles of Association, no lien shall be applicable to the shares of the Company where any mortgage, charge or other security interest (“Security”) has been granted to any person (a “Mortgage”) by any member over such shares.